UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 29, 2013 (March 26, 2013)

CLARCOR Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

840 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of principal executive offices)

Registrant’s telephone number, including area code:	615-771-3100

No Change
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2013, the Board of Directors of CLARCOR Inc., a Delaware corporation (NYSE: CLC) (the “Company”) elected Wesley M. Clark, 61, to the Board of Directors of the Company, effective immediately.   Mr. Clark replaces director J. Marc Adam, who retired on March 26, 2013, having reached the Company's mandatory retirement age of 74. Mr. Clark will be included in the class of the Company's directors who will stand for reelection by the Company's shareholders at the Company's Annual Meeting contemplated to be held in March 2015, which is when Mr. Adam's term was to have ended.  The Company issued a press release regarding Mr. Clark's appointment on March 28, 2013, a copy of which is attached hereto.

The Board of Directors has affirmatively determined that Mr. Clark qualifies as an independent director under the categorical standards of the corporate governance rules of New York Stock Exchange and as defined under applicable law. It is not yet known to which committee(s) of the Board of Directors Mr. Clark will be appointed. The Board will make such appointment(s) following analysis and recommendation by the Board's Directors' Affairs/Corporate Governance Committee.

There are no arrangements or understandings between Mr. Clark and any person pursuant to which Mr. Clark was selected as a director, and there are no actual or proposed transactions between Mr. Clark or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment as a director of the Company.

As of March 26, 2013, Mr. Clark is entitled to receive compensation and participate in the plans of the Company applicable to all of the Company's directors, as more particularly described on pages 9 and 10 of the Company's proxy statement filed February 19, 2013 ("Proxy Statement"), under the sub-heading “Meetings and Fees”. There is no other material Company plan, contract or arrangement in which Mr. Clark will participate in connection with his appointment.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on March 26, 2013.  A total of 46,987,028 shares of Common Stock, representing approximately 94% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.  The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:   All of the nominees for director were elected to serve a three-year term until the 2016 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withhold	Uncast	Broker Non-Votes
Robert J. Burgstahler	43,771,382	845,613	—	2,370,033
Christopher L. Conway	43,717,225	899,770	—	2,370,033
Paul Donovan	33,865,048	10,751,947	—	2,370,033

Proposal 2:   The Company's shareholders approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
42,473,129	737,119	1,406,748	2,370,033

  Proposal 3:

The appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for fiscal 2013 was ratified by the shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
46,715,673	245,788	25,568	—

Item 9.01 Financial Statements & Exhibits

Exhibit 99.1 - Press Release dated March 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.

By /s/Richard M. Wolfson
Richard M. Wolfson
Vice President - General Counsel and Corporate Secretary

Date: March 29, 2013